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                           FIRST FEDERAL SAVINGS BANK
                           2200 WEST FRANKLIN STREET
                           EVANSVILLE, INDIANA 47712
                                 (812) 423-3196

                      NOTICE OF SPECIAL MEETING OF MEMBERS

                       TO BE HELD ON _____________, 1999

   NOTICE IS HEREBY GIVEN that a Special Meeting of Members ("Special Meeting") of First Federal Savings Bank, Evansville, Indiana, will be held at the ______________________________________ at __:00 a.m.[p.m.], local time, on
_______________, 1999, to consider and vote upon:

    1. The Plan of Conversion (the "Plan") pursuant to which First Federal Savings Bank (the "Bank") will be converted from a federally chartered mutual savings bank into a federally chartered capital stock savings bank, with the concurrent sale of all of the Bank's capital stock to First Bancorp of Indiana, Inc. (the "Company"), an Indiana corporation, and the sale of the Company's common stock to the public; and the other transactions provided for in the Plan, including the adoption of a new Federal Stock Charter and Bylaws of the Bank in their entirety;

    2. Such other business as may properly come before the Special Meeting or any adjournment thereof.

       Note:     Management is not aware of any such other business at this
       ----
       time.

   The Board of Directors has fixed ______________, 1999 as the record date ("Voting Record Date") for the determination of members of the Bank entitled to notice of and to vote at the Special Meeting and at any adjournment thereof. All of the Bank's depositors and borrowers of the Bank as of March 16, 1988 whose loans continue to be outstanding are members of the Bank. Only those members of the Bank of record as of the close of business on the Voting Record Date who continue to be members on the date of the Special Meeting or any postponement or adjournment thereof will be entitled to vote at the Special Meeting or any postponement or adjournment thereof. The Plan must be approved by the affirmative vote of at least a majority of the amount of votes entitled to be cast at the Special Meeting. If there are not sufficient votes for approval of the Plan at the time of the Special Meeting, the Special Meeting may be postponed or adjourned to permit further solicitation of proxies. THE FOLLOWING PROXY STATEMENT AND PROSPECTUS ATTACHED HERETO AND THE ACCOMPANYING PLAN, FEDERAL STOCK CHARTER AND BYLAWS OF THE BANK, CONTAIN A MORE DETAILED DESCRIPTION OF THE BANK AND THE PROPOSED CONVERSION.

   WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD(S) WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TO ASSURE THAT YOUR VOTE WILL BE COUNTED. FOR A DISCUSSION OF HOW TO REVOKE A PREVIOUSLY GRANTED PROXY, SEE "REVOCABILITY OF PROXIES" IN THE ATTACHED PROXY STATEMENT.

                                    By Order of the Board of Directors



                                    Harold Duncan
                                    President and Chief Executive Officer

Evansville, Indiana
______________, 1999

                           FIRST FEDERAL SAVINGS BANK
                           2200 WEST FRANKLIN STREET
                           EVANSVILLE, INDIANA 47712
                                 (812) 423-3196

                                PROXY STATEMENT
                                    FOR THE
                           SPECIAL MEETING OF MEMBERS
                       TO BE HELD ON ______________, 1999

PURPOSE OF THE SPECIAL MEETING AND SUMMARY OF TRANSACTION

   This Proxy Statement, together with the Prospectus of First Bancorp of Indiana, Inc. (the "Company") attached hereto, constitutes the Proxy Statement for, and is being furnished to eligible members of, First Federal Savings Bank (the "Bank") in connection with the solicitation by the Board of Directors of proxies to be voted at the Special Meeting of Members of First Federal Savings Bank (the "Special Meeting") to be held on ___________________, 1999, at the ________________________________________________ at __:00 a.m.[p.m.], local time, and at any postponement or adjournment thereof.

   The Special Meeting is being held for the purpose of considering and voting upon a plan of conversion (the "Plan" or the "Plan of Conversion") under which the Bank would be converted from its present federally chartered mutual form of organization into a federally chartered stock savings bank, with the concurrent sale of the Bank's common stock to the Company, and the sale by the Company of shares of its common stock ("Common Stock") to the public. The simultaneous conversion of the Bank to stock form, issuance of the Bank's common stock to the Company, and the offer and sale of the Common Stock by the Company, all pursuant to the Plan, are referred to herein as the "Conversion."

   VOTING FOR OR AGAINST THE PLAN OF CONVERSION INCLUDES A VOTE FOR OR AGAINST THE ADOPTION OF THE FEDERAL STOCK CHARTER AND BYLAWS OF THE BANK.

   VOTING FOR THE PLAN OF CONVERSION WILL NOT OBLIGATE YOU TO PURCHASE ANY COMMON STOCK.

   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE PLAN OF CONVERSION.

VOTING RIGHTS AND VOTES REQUIRED FOR APPROVAL

   The Board of Directors has fixed ______________, 1999 as the record date ("Voting Record Date") for the determination of members entitled to notice of and to vote at the Special Meeting and at any postponement or adjournment thereof. All of the Bank's depositors and borrowers of the Bank as of March 16, 1988 whose loans continue to be outstanding are members of the Bank. Only those members of the Bank of record as of the Voting Record Date who continue to be members as of the date of the Special Meeting or any postponement or adjournment thereof will be entitled to vote at the Special Meeting or any postponement or adjournment thereof. The Plan must be approved by the affirmative vote of at least a majority of the amount of votes entitled to be cast at such Special Meeting. If there are not sufficient votes for approval of the Plan at the time of the Special Meeting, the Special Meeting may be adjourned to permit further solicitation of proxies.

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

   Each depositor member as of the Voting Record Date will be entitled at the Special Meeting to cast one vote per $100, or fraction thereof, of the aggregate withdrawal value of all of such member's deposit accounts in the Bank as of the Voting Record Date. Each borrower member as of the Voting Record Date will be entitled to cast one vote. No member may cast more than 1,000 votes at such Special Meeting. In general, accounts held in different ownership capacities will be treated as separate accounts for purposes of applying the 1,000 vote limitation. For example, if two persons hold a $100,000 account in their joint names and each of the persons also holds a separate account for $100,000 in their own name, each person would be entitled to 1,000 votes for the separate account and they would together be entitled to cast 1,000 votes on the basis of the joint account. The Bank's records indicate that as of the Voting Record Date, there were approximately _______ members entitled to cast a total of ____________ votes at the Special Meeting.

   Deposits held in trust or other fiduciary capacity may be voted by the trustee or other fiduciary to whom voting rights are delegated under the trust instrument or other governing document or applicable law. In the case of IRA and Qualified Plan accounts established at the Bank, the beneficiary may direct the trustee's vote on the Plan by returning a completed proxy card to the Bank. If no proxy card is returned, the Bank, as trustee, will vote FOR the adoption of the Plan on behalf of such beneficiary.

PROXIES

   The Bank's members as of the Voting Record Date who continue to be members as of the date of the Special Meeting may vote at the Special Meeting or at any postponement or adjournment thereof in person or by proxy. Enclosed is a proxy card which you may use to vote on the Plan of Conversion. All properly executed proxies received by the Bank will be voted in accordance with the instruction indicated thereon by the member giving such proxies. IF NO INSTRUCTIONS ARE GIVEN, EXECUTED PROXIES THAT ARE RETURNED WILL BE VOTED FOR ADOPTION OF THE PLAN OF CONVERSION. While the Bank has in the past, from time-to-time, utilized pre-existing proxies of its members, which proxies are on file with the Bank, pre-existing proxies cannot be utilized in connection with the proposed Plan and related transactions contemplated herein.

REVOCABILITY OF PROXIES

   A proxy may be revoked at any time before it is voted by filing written revocation of the proxy with the Secretary of the Bank, by submitting a duly executed proxy bearing a later date or by attending and voting in person at the Special Meeting or any postponement or adjournment thereof. The presence of a member at the Special Meeting shall not revoke a proxy unless a written revocation is filed with the Secretary of the Bank prior to the voting of such Proxy. The proxies being solicited by the Board of Directors of the Bank are only for use at the Special Meeting and at any adjournment thereof and will not be used for any other meeting.

SOLICITATION OF PROXIES AND TABULATION OF THE VOTE

   To the extent necessary to permit approval of the Plan, proxies may be solicited by officers, directors or employees of the Bank, by telephone or through other forms of communication and, if necessary, the Special Meeting may be adjourned to a later date. Such persons will be reimbursed by the Bank for their reasonable out-of-pocket expenses incurred in connection with such solicitation. The Bank will bear all costs associated with proxy solicitation and vote tabulation.

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

REASONS FOR CONVERSION

   See "Summary" and "The Conversion" in the Prospectus for discussions of the basis upon which the Board of Directors determined to undertake the proposed Conversion. As more fully discussed in those sections and in other sections of the Prospectus, the Board of Directors believes that the Plan of Conversion is in the best interest of the Bank, its members and the communities it serves.

DIRECTORS AND EXECUTIVE OFFICERS

   See "Management of the Bank" in the Prospectus for a discussion of the directors and executive officers of the Bank.

MANAGEMENT REMUNERATION

   See "Summary--Benefits of the Conversion to Management" in the Prospectus for a discussion of the interests of management in the Conversion. See also "Management of the Bank" in the Prospectus.

BUSINESS OF THE BANK

   See "Business of the Bank" in the Prospectus for a discussion of the business of the Bank. See also "Selected Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Regulation" and "Taxation."

DESCRIPTION OF THE PLAN OF CONVERSION

   The Office of Thrift Supervision has given approval to the Plan of Conversion, subject to its approval by the Bank's members and the satisfaction of certain other conditions. However, such approval by the Office does not constitute a recommendation or endorsement of the Plan by the Office.

   See "The Conversion" in the Prospectus for a description of the Plan. See also "Management of the Bank," "Federal and State Taxation," "Summary" and "Pro Forma Data."

DESCRIPTION OF CAPITAL STOCK

   See "Description of Capital Stock of the Company" in the Prospectus for a description of the Capital Stock to be offered. See also "Market for the Common Stock." The Bank will, where practicable, use its best efforts to encourage and assist professional market makers in establishing and maintaining a market for the common stock of the Company.

CAPITALIZATION

   See "Capitalization" in the Prospectus for a description of the capitalization of the Bank.

USE OF NEW CAPITAL

   See "Use of Proceeds" in the Prospectus for a description of the purposes for which the net proceeds from the common stock to be sold are intended to be invested or otherwise used.

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

NEW CHARTER, BYLAWS OR OTHER DOCUMENTS

   For purposes of this discussion, references to the Stock Savings Bank refer to the Bank in its post-Conversion stock form. References to the Mutual Savings Bank refer to the Bank in its pre-Conversion mutual form.

     Upon completion of the Conversion, the Mutual Savings Bank's charter will be extinguished and the Bank will be governed by the federal stock savings bank charter and bylaws. See "The Conversion--Effects of Conversion to Stock Form on Depositors and Borrowers of the Bank" and "Restrictions on Acquisition of the Holding Company."

OTHER MATTERS

     The Company will register its capital stock under Section 12(g) of the Securities Exchange Act, as amended, and it will not deregister such stock for three years.

FINANCIAL STATEMENTS

     See "Financial Statements" attached to the Prospectus.

CONSENTS OF EXPERTS AND REPORTS

     See "Experts" in the Prospectus for a description of the consents of experts. See also, "Financial Statements" attached to the Prospectus.

REVIEW OF OTS ACTION

     Any person aggrieved by a final action of the OTS which approves, with or without conditions, or disapproves a plan of conversion pursuant to this part may obtain review of such action by filing in the court of appeals of the United States for the circuit in which the principal office or residence of such person is located, or in the United States Court of Appeals for the District of Columbia, a written petition praying that the final action of the OTS be modified, terminated or set aside. Such petition must be filed within 30 days after the publication of notice of such final action in the Federal Register, or
                                                            ----------------
30 days after the mailing by the applicant of the notice to members as provided for in 12 C.F.R. (S)563b.6(c), whichever is later. The further procedure for review is as follows: A copy of the petition is forthwith transmitted to the OTS by the clerk of the court and thereupon the OTS files in the court the record in the proceeding, as provided in Section 2112 of Title 28 of the United States Code. Upon the filing of the petition, the court has jurisdiction, which upon the filing of the record is exclusive, to affirm, modify, terminate, or set aside in whole or in part, the final action of the OTS. Review of such proceedings is as provided in Chapter 7 of Title 5 of the United States Code. The judgment and decree of the court is final, except that they are subject to review by the United States Supreme Court upon certiorari as provided in Section 1254 of Title 28 of the United States Code.

     THE ATTACHED PROSPECTUS IS AN INTEGRAL PART OF THIS PROXY STATEMENT AND CONTAINS DETAILED INFORMATION ABOUT THE BANK, THE COMPANY AND THE CONVERSION, INCLUDING THE RIGHTS OF ELIGIBLE ACCOUNT HOLDERS, SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS AND OTHER MEMBERS TO SUBSCRIBE FOR SHARES OF THE COMPANY'S COMMON STOCK. MEMBERS AS OF THE VOTING RECORD DATE ARE URGED TO CONSIDER SUCH INFORMATION CAREFULLY PRIOR TO SUBMITTING THEIR PROXIES.

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